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                                                                 Exhibit 2

                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                           (AMENDMENT NO.    1     )*
                                         ---------

                        SHELBY WILLIAMS INDUSTRIES, INC.
            --------------------------------------------------------
                                (Name of Issuer)

                           Common Stock $.05 par value
            --------------------------------------------------------
                         (Title of Class of Securities)

                                   822135 10 9
            --------------------------------------------------------
                                 (CUSIP Number)

            Walter Roth, D'Ancona & Pflaum, 30 North LaSalle Street,
             Suite 2900, Chicago, IL 60602  Tel. No. (312) 580-2020
            --------------------------------------------------------
            (Name, Address and Telephone Number of Person Authorized
                     to Receive Notices and Communications)

                                October 22, 1993
            --------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box / /.

     Check the following box if a fee is being paid with the statement / /. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class. (See Rule 13d-7.)

     NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).








                              Page 1 of 5 Pages


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CUSIP No. 822135 10 9               SCHEDULE 13-D         Page  2  of  5   Pages
         --------------------                                  ---    ---

-------------------------------------------------------------------------------
  1  NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
        MANFRED STEINFELD
        SS. No. ###-##-####
-------------------------------------------------------------------------------
  2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a)  / /
                                                                      (b)  /x/

-------------------------------------------------------------------------------
  3  SEC USE ONLY


-------------------------------------------------------------------------------
  4  SOURCE OF FUNDS*

        N/A
-------------------------------------------------------------------------------
  5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT     / /
     TO ITEMS 2(d) OR 2(e)

        N/A
-------------------------------------------------------------------------------
  6  CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S.A.
-------------------------------------------------------------------------------
      NUMBER OF               7  SOLE VOTING POWER

       SHARES                      2,600,000
                             --------------------------------------------------
    BENEFICIALLY              8  SHARED VOTING POWER

      OWNED BY                        39,549
                             --------------------------------------------------
        EACH                  9  SOLE DISPOSITIVE POWER

      REPORTING                    2,600,000
                             --------------------------------------------------
       PERSON                 10  SHARED DISPOSITIVE POWER

        WITH                          39,549
-------------------------------------------------------------------------------
 11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        2,639,549
-------------------------------------------------------------------------------
 12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN        /x/
     SHARES*


-------------------------------------------------------------------------------
 13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

        29.0
-------------------------------------------------------------------------------
 14  TYPE OF REPORTING PERSON*

                                      IN
-------------------------------------------------------------------------------
                    *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



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ITEM 1.   SECURITY AND ISSUER.

     This Amendment No. 1 to Schedule 13D relates to the shares of common stock, $.05 par value, of Shelby Williams Industries, Inc. (the "Company"). The address of the principal executive offices of the Company is Suite 1348, Merchandise Mart, Chicago, Illinois 60654.


ITEM 2.   IDENTITY AND BACKGROUND.

     (a)  Manfred Steinfeld ("Steinfeld").

     (b)  Suite 1348, Merchandise Mart, Chicago, Illinois  60654.

     (c) Steinfeld is Chairman of the Board of the Company, whose principal business is the designing, manufacturing, and distribution of products for the contract furniture business. Steinfeld was Chief Executive Officer of the Company from its inception until May, 1991, when Paul N. Steinfeld became Chief Executive Officer.

     (d) During the last five years, Steinfeld has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

     (e) During the last five years, Steinfeld has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     (f)  Steinfeld is a citizen of the United States of America.


ITEM 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     Not applicable.


ITEM 4.   PURPOSES OF TRANSACTION.

     Not applicable; this Amendment No. 1 is filed to report dispositions, not acquisitions. Steinfeld may, in the future, purchase additional shares of the Company's common stock or dispose of such shares by sale, gift or otherwise. Steinfeld has no present plans or proposals which relate to or would result in any actions listed in paragraphs (a) through (j) of Item 4 of Steinfeld's original Schedule 13D. Steinfeld reserves the right to adopt any such plans or proposals in the future.


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ITEM 5.   INTEREST IN SECURITIES OF THE ISSUER.

     (a) Steinfeld owns beneficially 2,639,549 shares (29.0%) of the Company's outstanding common stock, consisting of the following: (i) 2,600,000 shares owned by Steinfeld; (ii) 488 shares owned by The Steinfeld Foundation, an Illinois not-for-profit corporation with three directors; (iii) 12,444 shares held by Steinfeld as one of four trustees of the Company's pension plan covering hourly employees; (iv) 5,700 shares held by Steinfeld as one of four trustees of the Company's pension plan covering salaried employees; and (v) 20,917 shares held by Steinfeld as one of four trustees of the Company's Employee Stock Ownership Plan. Steinfeld disclaims beneficial ownership of the shares listed in (ii), (iii), (iv) and (v) of the preceding sentence. The figures in this paragraph exclude 25,054 shares owned by Fern Steinfeld (wife of Steinfeld), as to which Steinfeld disclaims beneficial ownership pursuant to Rule 13d-4.

     (b) Steinfeld has sole power to vote and dispose of 2,600,000 shares; shared voting and investment power with Fern Steinfeld and Paul N. Steinfeld (son of Steinfeld) as to 488 shares owned by The Steinfeld Foundation, of which Steinfeld, Fern Steinfeld and Paul N. Steinfeld are trustees; and shared voting and investment power with Paul N. Steinfeld, Robert P. Coulter and Sam Ferrell, trustees, as to the 12,444 shares 5,700 shares and 20,917 shares held by the trustees of the pension plans and ESOP described in paragraph (a) above. The business address of Fern Steinfeld is the same as Steinfeld, and her present principal occupation is housewife. The business address of each of Paul N. Steinfeld, Robert P. Coulter and Sam Ferrell is Shelby Williams Industries, Inc., 150 Shelby Williams Drive, Morristown, Tennessee 37813, and the present principal occupation of each such person is as an executive officer of the Company. All of the persons identified in this paragraph are citizens of the United States of America and none has been involved during the last five years in any of the matters described in Item 2(d) or (e).

     (c) During the period from August 26, 1993 to date, Steinfeld sold the following 90,000 shares of the Company's common stock:

                              No. of Shares       Price Per
          Date                     Sold             Share
          ----                -------------       ---------

     August 26, 1993            50,000             13 1/4
     October 18, 1993            5,000             12
     October 18, 1993            5,000             12 1/8
     October 22, 1993           30,000             12


     These sales were made on the New York Stock Exchange through a broker.


                                        4

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     In addition, Steinfeld disposed of 18,491 shares of the Company's common stock by gift on October 11, 1991, and an additional 10,000 shares by gift on October 22, 1993.

     (d)  Not applicable.

     (e)  Not applicable.


ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

     Not applicable.


ITEM 7.   MATERIAL TO BE FILED AS EXHIBITS.

     Not applicable.

              *            *            *            *            *


SIGNATURE.

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  November 3, 1993.



                                             /s/  Manfred Steinfeld
                                        ---------------------------------------
                                                  Manfred Steinfeld


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